Exhibit (11)

November 6, 2020

Vedder Price P.C.

222 North LaSalle Street

Chicago, Illinois 60601

Nuveen Maryland Quality Municipal Income Fund

333 West Wacker Drive

Chicago, IL 60606

RE:	Nuveen Quality Municipal Income Fund

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Nuveen Quality Municipal Income Fund, a Massachusetts business trust (the “Acquiring Fund”), in connection with the pre-effective amendment to the Acquiring Fund’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about November 6, 2020 (as so amended, the “Registration Statement”), with respect to the Acquiring Fund’s common shares of beneficial interest, $.01 par value per share (the “Acquiring Fund Common Shares”) to be issued in exchange for the assets of Nuveen Maryland Quality Municipal Income Fund, a Massachusetts business trust (the “Target Fund”), as described in the Registration Statement (the “Reorganization”). You have requested that we deliver this opinion to you in connection with the Acquiring Fund’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)    a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Acquiring Fund;

(b)    copies of the Acquiring Fund’s Declaration of Trust dated January 15, 1999, the amendments thereto dated as of April 9, 1999 and February 10, 2010, and the name change amendment effective as of September 12, 2016, each as on file with the office of the Secretary of the Commonwealth of Massachusetts (as so amended, the “Declaration”);

Morgan, Lewis & Bockius LLP

One Federal Street
Boston, MA 02110-1726	+1.617.341.7700
United States	+1.617.341.7701

Vedder Price P.C.

Nuveen Quality Municipal Income Fund

November 6, 2020

(c)    a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series 1 Variable Rate Demand Preferred Shares, as filed with the Secretary of the Commonwealth of Massachusetts on September 8, 2016;

(d)    a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series 2 Variable Rate Demand Preferred Shares, as filed with the Secretary of the Commonwealth of Massachusetts on September 8, 2016;

(e)    a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series 3 Variable Rate Demand Preferred Shares, as filed with the Secretary of the Commonwealth of Massachusetts on September 8, 2016;

(f)    a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series A MuniFund Preferred Shares and the Supplement attached as Appendix A thereto, as filed with the Secretary of the Commonwealth of Massachusetts on January 26, 2018, and the amendment to the Supplement, effective October 1, 2018, as filed with Secretary of the Commonwealth of Massachusetts on October 1, 2018;

(g)    a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series B MuniFund Preferred Shares, and the Supplement Initially Designating the Variable Rate Mode for the Series B MuniFund Preferred Shares attached as Appendix A thereto, as filed with the office of the Secretary of the Commonwealth of Massachusetts on February 13, 2020;

(h)    a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Adjustable Rate MuniFund Term Preferred Shares (Series 2028), and Appendix A thereto, as filed with the office of the Secretary of the Commonwealth of Massachusetts on December 12, 2018;

(i)     a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Adjustable Rate MuniFund Term Preferred Shares (Series 2028-1), and Appendix A thereto, as filed with the office of the Secretary of the Commonwealth of Massachusetts on December 12, 2018, and together with each of the documents described in subparagraphs (c) through (h) above, referred to herein as the “Preferred Statements;”

(j)    a certificate of the Secretary of the Acquiring Fund, certifying as to the Declaration and the Preferred Statements, certifying as to and attaching copies of the Acquiring Fund’s By-Laws as currently in effect (the “By-Laws”), and the resolutions adopted by the Acquiring Fund’s Board of Trustees at a meeting held on August 4-6, 2020 (the “Resolutions”) and certain other matters;

Vedder Price P.C.

Nuveen Quality Municipal Income Fund

November 6, 2020

(k)    a printer’s proof of the Registration Statement received on November 5, 2020; and

(l)    a copy of the Agreement and Plan of Reorganization by and between the Acquiring Fund and the Target Fund providing for (i) the acquisition by the Acquiring Fund of substantially all of the assets and substantially all of the liabilities of the Target Fund in exchange for Acquiring Fund Common Shares and Adjustable Rate MuniFund Term Preferred Shares of the Acquiring Fund, (ii) the distribution of such shares to the holders of the corresponding shares of the Target Fund and (iii) the subsequent termination of the Target Fund, in the form included as Appendix A to the combined Proxy Statement/Prospectus included in the draft Registration Statement referred to in subparagraph (k) above (the “Agreement and Plan”).

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed for the purposes of this opinion that (i) the Registration Statement, as filed with the Commission, will be in substantially the form of the draft referred to in subparagraph (k) above; (ii) the number of Acquiring Fund Common Shares to be issued will not exceed the amount of such Shares needed to consummate the Reorganization; (iii) the Agreement and Plan will have been duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in subparagraph (l) above; (iv) the Agreement and Plan will have been approved by the requisite vote of the shareholders of the Acquiring Fund and the Target Fund as described in the Registration Statement; (v) any other consents or approvals required for the Reorganization will have been received; (vi) the Declaration, the Resolutions, the Preferred Statements and the Agreement and Plan will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Acquiring Fund Common Shares and (vii) there will not have been any changes in applicable law or any other facts or circumstances relating to the Reorganization as of the date of the issuance of such Acquiring Fund Common Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

Vedder Price P.C.

Nuveen Quality Municipal Income Fund

November 6, 2020

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law which any tribunal may apply. In addition, to the extent that the Acquiring Fund’s Declaration, Preferred Statements or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “Act”), or any other law or regulation applicable to the Acquiring Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Acquiring Fund with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Acquiring Fund Common Shares, when issued and sold in accordance with the Resolutions and for the consideration described in the Agreement and Plan, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the combined Proxy Statement/Prospectus included in the Registration Statement and to the use of our name and reference to our firm in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP